KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
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15 MAIDEN LANE, SUITE 1003
NEW YORK, NY 10038
TEL (212) 406-7CPA (7272)




                                                   August 19, 2008





Securities and Exchange Commission
100 F Street, N.E.,
Washington, D.C. 20549


Gentlemen:

      We have read Item 4.01(a) of Form 8-K datedAugust 5, 2008 of Valcom, Inc. (Commission file Number - 000-28416) and are in agreement with the statements contained therein.

We have no basis to agree or disagree with the statement of the Registrant contained in Item 4.01(b).




                                                Sincerely,

                                                /s/ Kempisty & Company CPAs PC
						------------------------------
                                                Kempisty & Company,
                                                CPA's, P.C.